UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                             -----------------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                        March 18, 2002 (March 15, 2002)



                          HOSPITALITY PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




          MARYLAND                     1-11527               04-3262075
(State or other jurisdiction        (Commission            (I.R.S. employer
      of incorporation)             file number)         identification number)




    400 CENTRE STREET, NEWTON, MASSACHUSETTS                       02458
    (Address of principal executive offices)                     (Zip code)




         Registrant's telephone number, including area code: 617-964-8389

Item 5. Other Events

We are filing our consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements.

                                                                                                 Page

         Report of Independent Public Accountants........................................         F-1

         Consolidated Balance Sheet as of December 31, 2001 and 2000.....................         F-2

         Consolidated Statement of Income for the three years ended December 31, 2001....         F-3

         Consolidated Statement of Shareholders' Equity for the three years ended
         December 31, 2001...............................................................         F-4

         Consolidated Statement of Cash Flows for the three years ended
         December 31, 2001...............................................................         F-5

         Notes to Consolidated Financial Statements......................................         F-6

         Report of Independent Public Accountants on Schedule............................         F-12

         Schedule III - Real Estate and Accumulated Depreciation.........................         F-13

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

(b)  Pro Forma Financial Information.

     None.

(c)  Exhibits.

     Exhibit 23.1  Consent of Arthur Andersen LLP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HOSPITALITY PROPERTIES TRUST

                               By: /s/ John G. Murray

                                   Name: John G. Murray
                                   Title: President and Chief Operating Officer

Date:  March 18, 2002

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Trustees and Shareholders of Hospitality Properties Trust:

We have audited the accompanying consolidated balance sheet of Hospitality Properties Trust and subsidiaries (a Maryland real estate investment trust) (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hospitality Properties Trust and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                     /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP

Vienna, Virginia
January 15, 2002


                                   HOSPITALITY PROPERTIES TRUST

                                    CONSOLIDATED BALANCE SHEET

                            (dollars in thousands, except share data)


                                                                           As of December 31,
                                                                      --------------------------
                                                                          2001           2000
                                                                      -----------    -----------

                               ASSETS

Real estate properties, at cost:
   Land ...........................................................   $   347,009    $   319,219
   Buildings, improvements and equipment ..........................     2,282,144      2,110,202
                                                                      -----------    -----------
                                                                        2,629,153      2,429,421
   Accumulated depreciation .......................................      (363,329)      (271,934)
                                                                      -----------    -----------
                                                                        2,265,824      2,157,487

Cash and cash equivalents .........................................        38,962         24,601
Restricted cash (FF&E escrow) .....................................        39,913         27,306
Other assets, net .................................................        10,265         11,515
                                                                      -----------    -----------
                                                                      $ 2,354,964    $ 2,220,909
                                                                      ===========    ===========


                LIABILITIES AND SHAREHOLDERS' EQUITY

Senior notes, net of discounts ....................................   $   464,781    $   464,748
Revolving credit facility .........................................            --             --
Security and other deposits .......................................       263,983        257,377
Accounts payable and other ........................................        19,964         15,071
Due to affiliate ..................................................         1,717            773
                                                                      -----------    -----------
       Total liabilities ..........................................       750,445        737,969
                                                                      -----------    -----------

Shareholders' equity:
    Series A preferred shares; 9 1/2% cumulative redeemable; no par
      value; 3,000,000 shares issued and outstanding, aggregate ...        72,207         72,207
      liquidation preference $75,000
    Common shares of beneficial interest;  $0.01 par value;
      62,515,940 and 56,472,512 shares issued and outstanding,
      respectively ................................................           625            565
    Additional paid-in capital ....................................     1,667,256      1,506,976
    Cumulative net income .........................................       573,663        441,707
    Cumulative preferred distributions ............................       (19,356)       (12,231)
    Cumulative common distributions ...............................      (689,876)      (526,284)
                                                                      -----------    -----------
      Total shareholders' equity ..................................     1,604,519      1,482,940
                                                                      -----------    -----------
                                                                      $ 2,354,964    $ 2,220,909
                                                                      ===========    ===========


   The accompanying notes are an integral part of these financial statements.


                             HOSPITALITY PROPERTIES TRUST

                           CONSOLIDATED STATEMENT OF INCOME

                         (in thousands, except per share data)


                                                           Year Ended December 31,
                                                      -------------------------------
                                                         2001        2000      1999
                                                      ---------  ---------  ---------
REVENUES:
    Rental income:
      Minimum rent .................................   $236,876   $228,733   $209,003
      Percentage rent ..............................      3,414      5,644      3,666
                                                       --------   --------   --------
                                                        240,290    234,377    212,669
    Hotel operating revenues .......................     37,982         --         --
    FF&E reserve income ............................     24,652     25,753     20,931
    Interest income ................................        953      2,893      3,618
                                                       --------   --------   --------
      Total revenues ...............................    303,877    263,023    237,218
                                                       --------   --------   --------

EXPENSES:
    Hotel operating expenses .......................     24,375         --         --
    Interest (including amortization of deferred
      financing costs of $2,417, $2,068 and $2,223,a
      respectively) ................................     41,312     37,682     37,352
    Depreciation and amortization ..................     91,395     84,303     74,707
    General and administrative .....................     14,839     14,767     13,230
                                                       --------   --------   --------
      Total expenses ...............................    171,921    136,752    125,289
                                                       --------   --------   --------

Net income .........................................    131,956    126,271    111,929
Preferred distributions ............................      7,125      7,125      5,106
                                                       --------   --------   --------
Net income available for common shareholders .......   $124,831   $119,146   $106,823
                                                       ========   ========   ========

Weighted average common shares outstanding .........     58,986     56,466     52,566
                                                       ========   ========   ========


Basic and diluted earnings per common share:
    Net income available for common shareholders ...   $   2.12   $   2.11   $   2.03
                                                       ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                                            HOSPITALITY PROPERTIES TRUST

                                   CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                          (in thousands, except share data)


                                          Preferred Shares                             Common Shares
                               -----------------------------------------  -----------------------------------------
                                                             Cumulative                                Cumulative
                                  Number      Preferred      Preferred     Number of      Common         Common
                                of Shares      Shares      Distributions     Shares       Shares      Distributions
                              ------------   -----------   -------------  -----------   -----------   -------------
Balance at December 31, 1998            --           $--           $--     45,595,539   $       456    $  (260,955)

Issuance of shares, net ....     3,000,000        72,207            --     10,812,400           108             --
Common share grants ........            --            --            --         41,804            --             --
Net income .................            --            --            --             --            --             --
Distributions ..............            --            --        (5,106)            --            --       (108,925)
                               -----------   -----------   -----------    -----------   -----------    -----------
Balance at December 31, 1999     3,000,000        72,207        (5,106)    56,449,743           564       (369,880)

Common share grants ........            --            --            --         22,769             1             --
Net income .................            --            --            --             --            --             --
Distributions ..............            --            --        (7,125)            --            --       (156,404)
                               -----------   -----------   -----------    -----------   -----------    -----------
Balance at December 31, 2000     3,000,000        72,207       (12,231)    56,472,512           565       (526,284)

Issuance of shares, net ....            --            --            --      6,000,000            60             --
Common share grants ........            --            --            --         43,428            --             --
Net income .................            --            --            --             --            --             --
Distributions ..............            --            --        (7,125)            --            --       (163,592)
                               -----------   -----------   -----------    -----------   -----------    -----------
Balance at December 31, 2001     3,000,000   $    72,207   $   (19,356)    62,515,940   $       625    $  (689,876)
                               ===========   ===========   ===========    ===========   ===========    ===========
                                Additional
                                Paid-in       Cumulative
                                 Capital      Net Income      Total
                               -----------  ------------   ------------
Balance at December 31, 1998   $ 1,230,849   $   203,507   $ 1,173,857

Issuance of shares, net ....       274,565            --       346,880
Common share grants ........         1,080            --         1,080
Net income .................            --       111,929       111,929
Distributions ..............            --            --      (114,031)
                               -----------   -----------   -----------
Balance at December 31, 1999     1,506,494       315,436     1,519,715

Common share grants ........           482            --           483
Net income .................            --       126,271       126,271
Distributions ..............            --            --      (163,529)
                               -----------   -----------   -----------
Balance at December 31, 2000     1,506,976       441,707     1,482,940

Issuance of shares, net ....       159,250            --       159,310
Common share grants ........         1,030            --         1,030
Net income .................            --       131,956       131,956
Distributions ..............            --            --      (170,717)
                               -----------   -----------   -----------
Balance at December 31, 2001   $ 1,667,256   $   573,663   $ 1,604,519
                               ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                                    HOSPITALITY PROPERTIES TRUST

                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                           (in thousands)

                                                                     Year Ended December 31,
                                                              ------------------------------------
                                                                  2001        2000         1999
                                                              ---------    ----------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income ............................................   $ 131,956    $ 126,271    $ 111,929
    Adjustments to reconcile net income to cash provided by
      operating activities:
      Depreciation and amortization .......................      91,395       84,303       74,707
      Amortization of deferred financing costs as interest        2,417        2,068        2,223
      FF&E reserve income and deposits ....................     (26,540)     (25,753)     (20,931)
      Changes in assets and liabilities:
        (Increase) decrease in other assets ...............        (498)        (541)       1,172
        Increase in accounts payable and other ............       4,926        2,235        2,036
        Increase (decrease) in due to affiliate ...........       1,706         (238)         485
                                                              ---------    ---------    ---------
      Cash provided by operating activities ...............     205,362      188,345      171,621
                                                              ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Real estate acquisitions ..............................    (185,799)    (134,353)    (365,201)
    Increase in security and other deposits ...............       6,606       16,410       40,224
    Refund of other deposits ..............................          --       (5,275)          --
                                                              ---------    ---------    ---------
      Cash used in investing activities ...................    (179,193)    (123,218)    (324,977)
                                                              ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of preferred shares, net .......          --           --       72,207
    Proceeds from issuance of common shares, net ..........     159,310           --      274,673
    Debt issuance, net of discount ........................          --       49,938           --
    Draws on revolving credit facility ....................     150,000       42,000      172,000
    Repayments of revolving credit facility ...............    (150,000)     (42,000)    (172,000)
    Deferred finance costs paid ...........................        (401)        (489)          --
    Distributions to preferred shareholders ...............      (7,125)      (7,125)      (5,106)
    Distributions to common shareholders ..................    (163,592)    (156,404)    (139,474)
                                                              ---------    ---------    ---------
      Cash (used in) provided by financing activities .....     (11,808)    (114,080)     202,300
                                                              ---------    ---------    ---------

Increase (decrease) in cash and cash equivalents ..........      14,361      (48,953)      48,944
Cash and cash equivalents at beginning of period ..........      24,601       73,554       24,610
                                                              ---------    ---------    ---------
Cash and cash equivalents at end of period ................   $  38,962    $  24,601    $  73,554
                                                              =========    =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for interest ................................   $  39,025    $  33,508    $  35,028
    Non-cash investing and financing activities:
      Property managers deposits in FF&E reserve ..........      23,521       23,212       18,670
      Purchases of fixed assets with FF&E reserve .........     (14,102)     (24,698)     (17,694)


   The accompanying notes are an integral part of these financial statements.

                          HOSPITALITY PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (dollars in thousands, except per share data)


1. Organization

         Hospitality   Properties  Trust  ("HPT")  is  a  Maryland  real  estate
investment trust organized on February 7, 1995, which invests in hotels. At December 31, 2001, HPT, directly and through subsidiaries, owned 230 properties.

         The properties of HPT and its subsidiaries (the "Company") are leased to or managed by subsidiaries (the "Lessees" and the "Managers") of companies unaffiliated with HPT: Host Marriott Corporation ("Host"); Marriott International, Inc. ("Marriott"); Crestline Capital Corporation ("Crestline"); Wyndham International, Inc. ("Wyndham"); Prime Hospitality Corporation ("Prime"); Candlewood Hotel Company, Inc. ("Candlewood"); and BRE/Homestead Village LLC ("Homestead").

2. Summary of Significant Accounting Policies

         Consolidation. These consolidated financial statements include the accounts of HPT and its subsidiaries, all of which are 100% owned directly or indirectly by HPT. All intercompany transactions have been eliminated.

         Real estate properties. Real estate properties are recorded at cost. Depreciation is provided for on a straight-line basis over estimated useful lives of 7 to 40 years. The Company periodically evaluates the carrying value of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121.

         Cash and cash equivalents. Highly liquid investments with maturities of three months or less at date of purchase are considered to be cash equivalents. The carrying amount of cash and cash equivalents is equal to its fair value.

         Deferred financing costs. Costs incurred to borrow are capitalized and amortized over the term of the related borrowing. Deferred financing costs were $6,627, $8,643 and $10,221 at December 31, 2001, 2000 and 1999, respectively, net of accumulated amortization of $7,426, $5,009 and $2,941, respectively.

         Financial instruments--interest rate cap agreements. The Company had entered into interest rate protection agreements to limit exposure to risks of rising interest rates. In May 1999 the Company sold these agreements for the approximate carrying value at the time of the sale with no resulting gain or loss. As of December 31, 2001, and 2000, the Company was not a party to any interest rate cap or swap agreements.

         Revenue recognition. Rental income from operating leases is recognized on a straight line basis over the life of the lease agreements. Percentage rent is recognized when all contingencies are met and rent is earned. Hotel operating revenues, consisting primarily of room sales and sales of food, beverages and telephone services are recognized when earned. Some of the Company's leases provide that FF&E Reserve escrows are owned by the Company. All other leases provide that FF&E Reserve escrows are owned by the tenant and the Company has a security and remainder interest in the escrow account. When the Company owns the escrow for leased properties, generally accepted accounting principles require that payments into the escrow be reported as additional rent. When the Company has a security and remainder interest in the escrow account, deposits are not included in revenue.

         Per common share amounts. Per common share amounts are computed using the weighted average number of common shares outstanding during the period. The Company has no common share equivalents, instruments convertible into common shares or other dilutive instruments.

         Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.

                          HOSPITALITY PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (dollars in thousands, except per share data)

         Segment Information. The Company derives its revenues from a single line of business, hotel real estate ownership.

         Income taxes. The Company is a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Company is not subject to Federal income taxes on its net income provided it distributes its taxable income to shareholders and meets certain other requirements. The characterization of the distributions for 2001, 2000 and 1999 was 85.9%, 85.1% and 100% ordinary income, respectively, and 14.1%, 14.9% and 0.0% return of capital, respectively.

         As permitted by the REIT Modernization Act, or RMA, during 2001 the Company formed a so-called "taxable REIT subsidiary," to act as lessee for some of its hotels. The hotels leased to this subsidiary are operated by subsidiaries of Marriott under a long-term operating agreement. For federal income tax purposes, this subsidiary is a taxable entity separate from the Company's other subsidiaries, which are generally not subject to federal taxes, as described above. During 2001, the Company estimates that its taxable REIT subsidiary had zero taxable income, and accordingly made no provision for federal income taxes. As of December 31, 2001, the Company's taxable REIT subsidiary had no difference between the bases of its assets or liabilities under generally accepted accounting principles and their tax bases.

         New accounting pronouncements. In August 2001 the Financial Accounting Standards Board ("FASB") issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). The Company is required to adopt FAS 144 on January 1, 2002, and does not expect the adoption will have a material effect on the Company's financial position or results of operations.

         In June 2001 the FASB issued Statement No. 141, "Business Combinations" ("FAS 141") and Statement No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). Adoption of FAS 141 and FAS 142 did not have and is not expected to have a material impact on the Company's financial position or results of operations. FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" was adopted for the Company's 2001 financial statements and did not have a material impact on the Company's financial condition or results of operations.

3. Preferred Shares

         Each of the Company's 3,000,000 outstanding Series A cumulative redeemable preferred shares has a distribution rate of $2.375 per annum, payable in equal quarterly amounts, and a liquidation preference of $25 ($75,000 in aggregate). Series A preferred shares are redeemable, at the Company's option, for $25 each plus accrued and unpaid distributions at any time on or after April 12, 2004.

4. Leases and Operating Agreements

         Each of the Company's 230 hotel properties are leased to or operated by a third party. The Company's agreements have initial terms expiring between 2010 and 2019. Each of these agreements is for a group or pool of between 12 and 53 of the Company's properties. The agreements contain renewal options for all, but not less than all, of the related properties, and the renewal terms total 20-48 years. Each agreement requires the third-party lessee or operator to: pay all operating costs associated with the property; deposit a percentage of total hotel sales into reserves established for the regular refurbishment of the Company's hotels ("FF&E Reserves"); make payments to the Company of minimum rents or returns; and make payments to the Company of additional returns equal to 5%-10% of increases in total hotel sales over a base year threshold amount. Each third party has posted a security or performance deposit with the Company generally equal to one year's minimum rent or return.

         In 2001 some hotels which the Company previously leased and four hotels which the Company purchased on June 15, 2001, began to be operated under a management contract by an affiliate of their former tenant. A total of 16 hotels are now leased to a taxable REIT subsidiary of the Company and operated by a third party under a long-

                          HOSPITALITY PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (dollars in thousands, except per share data)


term agreement. As a result, hotel operating revenues and expenses from these hotels are reflected in the Company's consolidated financial statements. These hotels are pooled with 19 other hotels which will be leased under the prior agreement until the third party operator elects to operate them under the new management agreement during 2002.

         The Company's leases and operating agreements provide for payments to be received by the Company during the remaining initial terms as follows:


                                           Total Minimum
                                          Payments Under
                 Total Minimum Lease        Operating
                 Payments from Third     Agreements with
                       Parties            Third Parties              Total
                ----------------------------------------------------------------
2002                   $236,092               $24,108                $260,200
2003                    236,092                24,108                 260,200
2004                    236,092                24,108                 260,200
2005                    236,092                24,108                 260,200
2006                    236,092                24,108                 260,200
Thereafter            1,976,234               313,404               2,289,638
                      ---------               -------               ---------
                     $3,156,694              $433,944              $3,590,638

         As of December 31, 2001, the weighted average remaining initial terms of the Company's leases and operating agreements was approximately 14 years, and the weighted average remaining total term was 51 years.

         As further described in Note 8, a number of the Company's leases and operating agreements are subject to guarantees by the parent company owner of the Company's tenant or operator. In addition to the security deposits provided by the lessee equal to one year's rent, two of the Company's lease guarantors, as of December 31, 2001, have deposited an aggregate $26,565 with the Company to secure their guarantee obligations. Generally, the Company is obligated to refund these guarantee deposits if and when certain financial performance is achieved at the related leased hotels. During the time the Company holds the guarantee deposits, total net payments due from these tenants and guarantors to the Company are reduced by $2,899 per annum.

5. Real Estate Properties

         The Company's real estate properties, at cost, consisted of land of $347,009, buildings and improvements of $1,984,287 and furniture, fixtures and equipment of $297,857, as of December 31, 2001, and land of $319,219, buildings and improvements of $1,837,888 and furniture, fixtures and equipment of $272,314, as of December 31, 2000. During 2001, 2000 and 1999, the Company purchased and leased 8, 12 and 40 properties, respectively, for aggregate purchase prices of $185,487, $128,548 and $361,000 excluding closing costs, respectively. As of December 31, 2001, the Company owned and leased 230 hotel properties. During 2001, 2000 and 1999, the Company invested $2,507, $5,805 and $1,787, respectively, in its existing hotels in excess of amounts funded from FF&E Reserves. As a result of these additional investments, tenant obligations to the Company for annual minimum lease payments increased $251, $581 and $179, respectively.

                          HOSPITALITY PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (dollars in thousands, except per share data)


6. Indebtedness                                       As of December 31,
                                               --------------------------------
                                                   2001                2000
                                               ---------------    -------------

Unsecured revolving credit facility............         $--                $--
7% Senior Notes, due 2008......................     150,000            150,000
8.25% Senior Notes, due 2005...................     115,000            115,000
8.5% Senior Notes, due 2009....................     150,000            150,000
9.125% Senior Notes, due 2010..................      50,000             50,000
Unamortized discounts..........................        (219)              (252)
                                               ---------------    -------------
                                                   $464,781           $464,748
                                               ===============    =============

         All of the Company's senior notes are prepayable prior to their maturity date. Notes due in 2008 and 2010 are prepayable at anytime at par plus a premium equal to a make-whole amount, as defined, generally designed to preserve a stated yield to the note holder. Notes due 2005 are prepayable at anytime at par. Notes due 2009 are not prepayable until December 15, 2002, after which they are prepayable at anytime at par.

         Interest  on  the  Company's   notes  due  2008  and  2010  is  payable
semi-annually in arrears. Interest on the Company's notes due 2005 and 2009 is payable monthly in arrears.

         The Company's $300 million revolving credit facility is available for draw and repayment until March 2002, at which time any outstanding amounts are due. The revolving credit facility carries interest at floating rates. During 2001, 2000 and 1999, the weighted average interest rate on the amounts outstanding under the revolving credit facility was 5.5%, 8.3% and 6.2%, respectively. As of December 31, 2001 and 2000, no amounts were outstanding under the facility.

         The company's credit agreement and note indentures contain financial covenants which, among other things, restrict the ability of the Company to incur indebtedness and require the Company to maintain financial ratios and minimum net worth. The Company was in compliance with these covenants during the periods presented.

         As of December 31, 2001, none of the Company's assets were pledged or mortgaged. The estimated aggregate market value of the Company's indebtedness based on a combination of their observable trading prices and quotations from financial institutions for similar obligations were:

                                                As of December 31,
                                        ------------------------------------
                                             2001                2000
                                        ----------------    ----------------

7% Senior Notes, due 2008............        $151,130           $137,685
8.25% Senior Notes, due 2005.........         122,293            112,735
8.5% Senior Notes, due 2009..........         159,427            147,210
9.125% Senior Notes, due 2010........          56,356             50,000
                                        ----------------    ----------------
                                             $489,206           $447,630
                                        ================    ================

7. Transactions with Affiliates

         REIT Management & Research LLC ("RMR") provides investment, management and administrative services to the Company. The Company's contract with RMR for such services has a one-year term, and currently extends to December 31, 2002. RMR is compensated at an annual rate equal to 0.7% of the Company's average real estate investments, as defined, up to the first $250,000 of such investments and 0.5% thereafter plus an incentive fee based upon increases in cash available for distribution per share, as defined. Advisory fees excluding incentive fees earned for the years ended 2001, 2000 and 1999 were $12,702, $11,851 and $10,949, respectively. Incentive

                          HOSPITALITY PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (dollars in thousands, except per share data)

advisory fees are paid in restricted common shares based on a formula. The Company accrued $619, $762 and $237 in incentive fees during 2001, 2000 and 1999, respectively. The Company issued 33,828 and 12,869 restricted common shares in satisfaction of the 2000 and 1999 incentive fees, respectively. As of December 31, 2001, RMR and its affiliates owned 413,592 common shares of the Company. In 2002 the Company issued 21,658 restricted common shares in satisfaction of the 2001 incentive fee. RMR is owned by Gerard M. Martin and Barry M. Portnoy, who also serve as Managing Trustees of the Company.

8. Concentration

         At December 31, 2001, the Company's 230 hotels contained 31,691 rooms and were located in 37 states in the United States, with between 5% and 13% of its hotels, by investment, in each of California, Texas, Virginia, Georgia, Florida, and Arizona.

         All of the Company's third party tenants or operators are subsidiaries of other companies. Many of the Company's agreements include guarantees of minimum rents or returns by the parent company of the third-party tenant or operator. The percentage of the Company's investment in each pool of hotels shown below as of December 31, 2001, is approximately equal to the Company's percentage of minimum rent and return payments shown in Note 4 and reflected in the accompanying financial statements for 2001.

                                                December 31,
Lessee/operator is a             Number of          2001        % of       Guarantee of Rent / Minimum Returns to
subsidiary of:                  Properties      Investment      Total               Company Provided by:
------------------------------ --------------------------------------------------------------------------------------
Host (lease no. 1)                  53              $513,126        20%  --
Host (lease no. 2)                  18               177,784         7%  --
Marriott                            35               453,954        18%  Marriott International, Inc. (NYSE:  MAR)
Crestline                           19               274,222        11%  Crestline Capital, Inc. (NYSE:  CLJ) and
                                                                         Marriott International, Inc. (NYSE:  MAR)
Wyndham (lease no. 1)               15               240,000        10%  --
Wyndham (lease no. 2)               12               182,570         7%  --
Homestead                           18               145,000         6%  BRE/Homestead Village LLC
Candlewood                          36               289,750        11%  Candlewood Hotel Company (NYSE:  CNDL)
Prime                               24               243,350        10%  Prime Hospitality, Inc. (NYSE:  PDQ)
                                    --               -------        ---
Total                              230            $2,519,756       100%
                                   ===            ==========       ====

         Guarantees provided to the Company from Marriott and Crestline are limited, in the case of 35 hotels to $48.3 million, and in the case of 19 hotels, to $31.2 million. These guarantees expire in 2005, or earlier if and when the related hotels reach negotiated net operating results levels. Other guarantees are unlimited as to amounts, and do not expire with the passage of time. These other guarantees are subject to release when the related hotels reach negotiated annual net operating results levels, except that if the 18 Homestead hotels reach their negotiated annual net operating results for three years, the guarantee from BRE/Homestead Village LLC may only be released if additional cash or a letter of credit is posted with the Company.

         Each of the Company's hotels is combined as a part of a single lease or operating agreement, as outlined in the above table. During a portion of 2001, 16 hotels in the 35 hotel combination operated by Marriott began to be leased to the Company's taxable REIT subsidiary, but remained operated by Marriott, under an arrangement which provides the Company with aggregate minimum rents and returns for all 35 hotels of $48.3 million per annum. The aggregate net operating results of all 35 hotels were in excess of the aggregate minimum return to the Company during 2001 and no payments under the guarantee were due. However, the 16 hotels leased to the Company's taxable REIT subsidiary generated net operating results which were $1.9 million less than the minimum returns due to the Company. This amount has been reflected in the accompanying statement of income as a net reduction to hotel operating expenses.

                          HOSPITALITY PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (dollars in thousands, except per share data)

         During 2001, 2000 and 1999 total hotel sales for each group of properties reflected above were in excess of the aggregate of total hotel expenses and minimum rent or returns due to and paid to the Company except in the case of 24 hotels leased to a subsidiary of Prime. Shortfalls representing 3.1%, 2.3% and 3.0% of total 2001, 2000 and 1999 total revenue were paid to the Company as and when due by this tenant or its affiliates.

9. Selected Quarterly Financial Data (Unaudited)

                                                                                                    2001
                                                                     -----------------------------------------------------------
                                                                        First          Second            Third          Fourth
                                                                      Quarter          Quarter         Quarter          Quarter
                                                                     -----------------------------------------------------------
 Revenues.....................................................        $66,173         $70,139          $83,188         $84,377
 Net income available for common shareholders.................         28,307          29,647           31,493          35,385
 Net income available for common shareholders per share (1)...            .50             .52              .52             .57
 Distributions per common share (2)...........................            .70             .71              .71             .71
                                                                                                  2000
                                                                     -----------------------------------------------------------
                                                                        First           Second           Third          Fourth
                                                                       Quarter          Quarter         Quarter         Quarter
                                                                     -----------------------------------------------------------
 Revenues.....................................................        $62,177         $63,639          $65,824         $71,383
 Net income available for common shareholders.................         27,753          28,524           28,659          34,211
 Net income available for common shareholders per share (1)...            .49             .51              .51             .61
 Distributions per common share (2)...........................            .69             .69              .70             .70


(1) The sum of per common share amounts for the four quarters differs from annual per share amounts due to the required method of computing weighted average number of shares in interim periods and rounding.

(2)  Amounts represent distributions declared with respect to the periods shown.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Trustees and Shareholders of Hospitality Properties Trust:

         We have audited in accordance with auditing standards generally accepted in the United States the consolidated financial statements of Hospitality Properties Trust included in this Form 8-K and have issued our report thereon dated January 15, 2002. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule and related notes on pages F-13 and F-14 are the responsibility of Hospitality Properties Trust's management and are presented for the purpose of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                        /s/ Arthur Andersen LLP
                                                            ARTHUR ANDERSEN LLP

Vienna, Virginia
January 15, 2002


                                            HOSPITALITY PROPERTIES TRUST

                               SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                  DECEMBER 31, 2001
                                                (dollars in millions)


                                                                       Costs
                                                                    Capitalized
                                                Initial             Subsequent           Gross Amount at which
                                            Cost to Company        to Acquisition      Carried at Close of Period
                                          ---------------------    --------------    ------------------------------

                                                  Buildings &                                Buildings &
                            Encumbrances   Land   Improvements     Improvements       Land   Improvements   Total

71 Courtyards                   $--        $120       $589             $10            $120       $599        $719

36 Candlewood Hotels             --          32        233              --              32        233         265

37 Residence Inns                --          69        322               4              69        326         395

24 AmeriSuites                   --          25        194              --              25        194         219

18 Homestead Village             --          28        106              --              28        106         134

15 Summerfield Suites            --          23        196              --              23        196         219

12 Wyndham Hotels                --          16        154               1              16        155         171

3  Marriott Full Service         --          14         82              --              14         82          96

12 TownePlace Suites             --          17         78              --              17         78
                                                                                                               95

2  SpringHill Suites             --           3         15              --               3         15          18
                                 --         ---     ------            ----            ----     ------      ------

Total (230 hotels)              $--        $347     $1,969             $15            $347     $1,984      $2,331
                                ===        ====     ======            ====            ====     ======      ======



                                                                                                 Life on which
                                                                                              Depreciation in Latest
                            Accumulated            Date of                   Date              Income Statement is
                            Depreciation         Construction              Acquired                 Computed
                            -------------     -------------------     --------------------    ----------------------

71 Courtyards                   $(75)         1987 through 2000        1995 through 2001         15 - 40 Years

36 Candlewood Hotels             (20)         1996 through 2000        1997 through 2001         15 - 40 Years

37 Residence Inns                (37)         1989 through 2001        1996 through 2001         15 - 40 Years

24 AmeriSuites                   (17)         1992 through 2000        1997 through 2000         15 - 40 Years

18 Homestead Village              (9)         1996 through 1998              1999                15 - 40 Years

15 Summerfield Suites            (20)         1989 through 1993              1998                15 - 40 Years

12 Wyndham Hotels                (21)         1987 through 1990        1996 through 1997         15 - 40 Years

3  Marriott Full Service          (6)         1972 through 1995        1998 through 2001         15 - 40 Years

12 TownePlace Suites              (4)         1997 through 2000        1998 through 2001         15 - 40 Years

2  SpringHill Suites              (1)         1997 through 2000        2000 through 2001         15 - 40 Years
                               ------

Total (230 hotels)             $(210)
                               ======

                          HOSPITALITY PROPERTIES TRUST

                              NOTES TO SCHEDULE III
                                DECEMBER 31, 2001
                             (dollars in thousands)

(A) The change in accumulated depreciation for the period from January 1, 1999, to December 31, 2001, is as follows:


                                           2001         2000            1999
                                           ----         ----            ----

Balance at beginning of period          $159,867      $112,321       $ 68,289

Additions: depreciation expense           50,572        47,546         44,032
                                        --------      --------       --------

Balance at close of period              $210,439      $159,867       $112,321
                                        ========      ========       ========


(B) The change in total cost of properties for the period from January 1, 1999, to December 31, 2001, is as follows:

                                          2001          2000          1999
                                          ----          ----          ----

Balance at beginning of period        $2,157,107    $2,035,934     $1,698,457

Additions:  hotel acquisitions and
            capital expenditures         174,189       121,173        337,477
                                      ----------    ----------     ----------

Balance at close of period            $2,331,296    $2,157,107     $2,035,934
                                      ==========    ==========     ==========


(C) The net tax basis for federal income tax purposes of the Company's real estate properties was $2,120,921 on December 31, 2001.